EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Provides Update on Proposed Acquisition by Waterton Precious Metals Fund II Cayman, LP

Coeur d’Alene, Idaho – December 3, 2015 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”), wishes to provide an update on the proposed transaction as outlined in the Company’s press release dated September 15, 2015, whereby Waterton Precious Metals Fund II Cayman, LP (together with its subsidiaries and affiliated and associated entities, “Waterton”) offered to acquire all of the issued and outstanding shares of Timberline’s common stock for cash consideration of US$0.58 per Timberline share (the “Transaction”).

The exclusivity period granted to Waterton under a non-binding Letter Agreement dated September 13, 2015 has expired, and while Waterton is continuing certain due diligence activities, the Transaction as previously proposed has been withdrawn by Waterton.  The Company is reviewing strategic alternatives and discussions between the Company and various parties, including Waterton, will continue.

The structure of any future transaction remains to be determined, and the consummation of any transaction remains subject to completion of due diligence, execution of definitive agreements, Board and regulatory approvals, and other customary closing conditions. There is no certainty that any specific transaction will be completed.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its gold resource at the Lookout Mountain project area, and has recently completed a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers, as well as a 50% carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to: statements regarding Waterton’s continued due diligence, discussions related to a proposed transaction, the structure of any transaction, completion of due diligence, completion of definitive agreements, receipt of Board and regulatory approvals, the structure or terms of any transaction, advancing development projects in Nevada, and exploration potential at Eureka.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

2 | TIMBERLINE RESOURCES